LICENSE AGREEMENT

THIS AGREEMENT made and entered into this 5th day of August 2010, by and between SCORES HOLDING COMPANY, INC., a New York corporation with its principal office at 533-535 West 27th Street, New York, New York 10001 ("SCRH" or "Licensor") and BURHILL LLC with its principal office at 617 Eleventh Avenue, New York, New York 10036.

WITNESSETH:

WHEREAS, SCRH is the owner of the SCORES trademarks and related intellectual property listed on Exhibit A (the "Scores Name Trademarks"); and

WHEREAS, SCORES LICENSING CORP., a wholly owned subsidiary of SCRH, is the owner of the SCORES trademarks, referred to as the "Scores Trademarks"); and

WHEREAS, Licensee intends to create programming content; distribute programming content and advertise and promote programming content in all forms of media, including T.V., movies, D.V.D.'s, and internet, among others, using the Scores Trademarks and conducting business under the name "Scores"; and

WHEREAS, Licensee will hereby receive the right and license to use the Scores Trademarks in connection with Licensee's business operations, and the sale of programming content to all forms of media for the Term (as defined below);

NOW, THEREFORE, for and in consideration of the promises, covenants, and agreements contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by both parties, the parties agree as follows:

1. LICENSE GRANT.

(a) Business. Licensor hereby grants to Licensee and Licensee accepts, an exclusive license to use the Scores Trademarks to create programming content; distribute programming content and advertise and promote programming content in all forms of media, including T.V., movies, D.V.D.'s, and internet, among others, using the Scores Trademarks and conducting business under the name "Scores" throughout the entire world (the "Territory"), during the term of this Agreement as specified in Paragraph 12 below (the "Term") subject to the terms and conditions of this License Agreement.

(b) Merchandising. Licensor hereby grants to Licensee, on the terms and conditions set forth herein an exclusive license throughout the entire world during the Term to use the Scores Trademarks in connection with the sale, distribution, advertising, promotion and licensing, the use of programming content created, owned and/or produced under the Scores Trademarks to all forms of media, including, among others, T.V., movies, D.V.D.'s and internet.

2. ROYALTIES AND OTHER PAYMENTS:

(a) Amount. Licensee agrees to pay Licensor a non-refundable royalty equal to five percent (5%) of the Net Revenues of Licensee earned in connection with the use of the Scores Trademarks in any of Licensee's business operations curing the term hereof. Net Revenues means 100% of Licensee's receipts received from the operation of the Business ("Gross Revenues"), less all actual local sales taxes paid, and will also include the licensing fees charged to third parties for the use of programming content owned and/or distributed by Licensee.

(b) Royalty Reports. Licensee shall furnish Licensor with written reports describing in detail all sales relative to the Business. The reports shall be prepared and sent to Licensor not later than seven (7) days following the end of each month. Reports will be adjusted on a quarterly basis (if necessary), not later than ten (10) days after each calendar quarter period ending in March, June, September and December of each year.

(c) Payment. Payment of royalties due under this Paragraph shall be made within ten (10) days of the issuance of each royalty report set forth above.

3. APPROVAL BY LICENSOR. In order to preserve the value, goodwill and reputation of the Scores Trademarks, Licensee and Licensor shall consult each other during the Term hereof with regard to any marketing, advertising or promotional activities pursuant to the Business and Licensor will have the right to approve, (not to be unreasonably withheld), all advertisements, promotional marketing and other similar materials. Furthermore, prior to releasing or using any promotional, marketing, advertising or other similar materials which have not been approved by Licensor in the twenty-four (24) month period preceding the proposed use or in the event Licensee intends to utilize any such materials which have been used in the past 24 months but intends to do so in a media not used by Licensor in the 24-month period preceding the proposed use, Licensee shall first obtain the prior written consent of Licensor for such use, which shall not be unreasonably withheld. In connection with obtaining such consent, Licensee shall send copies of all materials and media for the proposed use so that Licensor can thoroughly evaluate the proposed use. Licensor agrees to inform the Licensee of its decision regarding any approvals within twenty-four (24) hours of receiving all materials and media for approval.

4. COMPLIANCE WITH APPLICABLE LAWS AND STANDARDS. Licensee is responsible for the compliance with all applicable laws and safety standards regarding the operation of its Business, and the use of the Scores Trademarks herein. Licensor's approval of submissions pursuant to Paragraph 3 above in no way effects, alters, diminishes or waives Licensee's obligations hereunder or under Licensee's obligation to indemnify Licensor as set forth hereinbelow.

5. BOOKS AND RECORDS. Licensee shall, for a minimum of three (3) years from their rendition, keep full and accurate books of accounts, records, data and memoranda representing Licensee's sales. Licensee further gives Licensor the right, at its own cost and expense, to examine said books and records on reasonable notice, such examination to be conducted in such a manner as to not unreasonably interfere with the business of Licensee. Examinations shall not be conducted more than once in every three (3) month period. Licensee shall reasonably cooperate with the Licensor in the event the owner of the Scores Trademarks requests an audit. Licensor or its representatives shall not disclose to any other person, firm, or corporation any information acquired as a result of any examination, provided, however, that nothing contained herein shall be construed to prevent Licensor and/or its duly authorized representatives from using or disclosing said information in any court, arbitration, or other action instituted to enforce the rights of Licensor hereunder.

6. INTELLECTUAL PROPERTIES. All copyrights, trademarks and/or patents in the Scores Trademarks and related intellectual property belong solely to Licensor and are within the scope of the license granted herein. Upon termination of this Agreement, all intellectual property rights and rights granted herein in the Scores Trademarks immediately revert to Licensor or the owner of the Scores Trademarks and Licensee agrees to return to Licensor all original artwork, models, samples, prototypes, renderings and drawings incorporating the Scores Trademarks. Other than during the term hereof, all use by Licensee of the intellectual property rights of the Scores Trademarks shall inure to the sole benefit of Licensor and the owner of the Scores Trademarks. Licensee shall execute any and all documents necessary to confirm said reversions of rights and hereby appoints Licensor its attorney-in-fact for the sole and limited purpose of executing any such documents in the event Licensee is unwilling or unable to do so unless Licensee is relying upon the specific warranties set forth below. Licensee acknowledges the exclusive ownership of all intellectual property rights in and to the Scores Trademarks by the owner of the Scores Trademarks an d will not take any action to interfere with or challenge said ownership, including but not limited to registering or attempting to register the same or similar marks or properties anywhere in the World, nor commence or participate in cancellation or opposition proceedings.

7. WARRANTIES. All warranties made herein are true on the date of execution hereof, shall remain true throughout the Term hereof and shall survive the end or sooner termination of this Agreement.

(a) Licensor hereby warrants that the granting of the license hereunder or the subsequent commercial exploitation of the license does not violate the intellectual property or contract rights of any third party, including the owner of the Scores Trademarks. Licensor further warrants that it has not violated and will not during the Term violate the rights of any third party in granting Licensee this license.

(b) Licensor hereby warrants that it has the sole and exclusive right to license the Scores Trademarks on the terms set forth herein.

(c) All copyrights, trademarks and/or patents in the Scores Trademarks and related intellectual property belong solely to Licensor and are within the scope of the license granted herein.

(d) There are no claims, actions, proceedings, or judgments against the Licensor which would in any impede, hinder, impair or interfere with the Licensee's rights hereunder.

(e) Subject to and in reliance upon the Licensor's warranties above, Licensee hereby warrants that the acceptance of the license granted hereunder or the subsequent commercial exploitation of the license by the Licensee does not violate the intellectual property or contract rights of any third party. Licensee further warrants that it has not intentionally violated, and will not intentionally violate, the rights of any third party in accepting this license.

8. OFFENSIVE LITIGATION. Licensee agrees to give Licensor prompt notification of any third party actions that would constitute an infringement of the rights granted to it by this Agreement. Licensor shall prosecute, at its own discretion, infringement actions against any third party infringers and any recoveries obtained therein shall belong exclusively to Licensor. Licensee shall, at Licensor's expense, cooperate in all respects with Licensor's prosecution of said suits, including but not limited to being named as a party in any such suit, producing documents, appearing as witnesses, etc.

9. INDEMNIFICATION.

(a) Licensor agrees to indemnify and hold harmless Licensee from and against any and all damages, loss, and expense incurred as a result of the breach of any of Licensor's warranties herein. Any claims made against Licensee which would result in Licensor becoming obligated to indemnify Licensee hereunder shall not permit Licensee to withhold any amounts due Licensor hereunder.

(b) Licensee agrees to indemnify, defend, and hold harmless Licensor, its agents and employees from and against any and all loss and expense arising out of any claims of personal injury, product liability, wrongful death, negligence, strict liability or other similar action, in addition to the breach of any of its warranties hereunder or the violation of any applicable law or safety standard based on the use of the Scores Trademarks by or on behalf of Licensee and/or its subsidiary, affiliated or controlled company (if any). Licensee shall maintain, at its sole cost and expense, workman's compensation (in the amount required by the State of New York), commercial liability coverage and other customary insurance. The commercial liability policy must provide coverage of at least \$3,000,000/\$3,000,000, naming Licensor as an additional insured, and providing that such policy cannot be canceled without thirty (30) days prior written notice to Licensor. In the event any claim is made against

Licensor in excess of the limits of Licensee's insurance set forth above, Licensor may, at Licensee's expense, retain counsel of its own choosing to defend said claims. All insurance shall be primary and not contributory. Licensee agrees to provide Licensor with a copy of the insurance declarations and/or certificates within 20 days following the date of this Agreement. Licensee shall indemnify, defend and hold harmless Licensor, its agents, employees and affiliate or parent corporations from and against any and all loss and expense arising out of any breach of Licensee of any term of, or warranty made in, this Agreement.

10. TERMINATION.

(a) In case either party fails to perform under or commits or allows to be committed a breach of any of the several covenants and conditions herein contained, the other party shall notify such party in writing of such failure or default and such party shall then have the right to remedy such failure or default within thirty (30) days. If the default has not been cured within (defense of a claim is a "cure") said thirty (30) days of notice to the defaulting party, then the aggrieved party may terminate this Agreement immediately by a further notice in writing. If Licensor shall send notice of default to Licensee based on a failure to pay royalties, then Licensee shall cure such default within ten (10) days of notice.

(b) Any termination under this paragraph will be without prejudice to the rights and remedies of either party with respect to any provisions or covenants arising out of breaches committed prior to such termination.

(c) If a petition in bankruptcy is filed by or against Licensee, or Licensee becomes insolvent, or makes an assignment for the benefit of creditors, or any other arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business or if a receiver is appointed for it or its business, to the fullest extent permitted by law at the time of the occurrence, the license hereby granted shall automatically terminate without any notice whatsoever being necessary. In the event this license is so terminated, Licensee, its receivers, representatives, trustees, agents, administrators, successors, and/or assigns shall have no right to sell, use, exploit or in any way deal with or in the Scores Trademarks or anything relating to it whatever except with and under the special consent and instructions of Licensor in writing, which they shall be obliged to follow.

(d) If a petition in bankruptcy is filed by or against Licensor, or Licensor becomes insolvent, or makes an assignment for the benefit of creditors, or any other arrangement pursuant to any bankruptcy law, or if Licensor discontinues its business or if a receiver is appointed for it or its business, to the fullest extent permitted by law at the time of the occurrence, the license hereby granted shall not automatically terminate and this Agreement shall remain in full force and effect.

(e) This Agreement shall also terminate should Licensee sell the business or the assets of the business. Upon such a termination, Licensee shall give Licensor at least sixty (60) days advance written notice. Upon such sale, all rights and obligations of the parties relative to this Agreement shall cease and be of no further force or effect. This shall not apply where the Licensor has given its written consent to the assignment of Licensee's rights hereunder to the third party, providing said third party shall have provided Licensor with a written agreement assuming all of Licensee's obligations hereunder.

(f) The Licensor may terminate this Agreement upon ninety (90) days written notice.

11. CONDITIONS.

(a) Licensee agrees that all programming content it creates and/or distributes and owns using the Scores Trademarks shall be copyrighted at the sole expense of the Licensee. Upon termination of this License Agreement, on any grounds whatsoever, the Licensee shall arrange to assign and transfer all such copyrights to the Licensor. In the event that Licensee shall fail to assign and transfer all such copyrights to Licensor, it is agreed that Licensor shall be entitled to obtain relief in the form of an injunction restraining the Licensee from further use, sale or sub-licensing of all such programming content. Further, Licensor shall also be entitled to recover damages, Court costs and attorney's fees.

(b) Licensee agrees that along with each monthly royalty report to be submitted to the Licensor pursuant to the terms herein, Licensee shall also submit a complete list of all programming content and materials it has created, purchased from others or acquired distribution rights and promotes or markets using the Scores Trademarks giving the following information for each separate item of programming content:

(1) The name or title of the program.

(2) A brief description of the program and its intended use.

(3) The copyright registration number; or if not yet a registered copyright, then the application file or designation number assigned by the U.S. Copyright Office to Licensee's copyright application filed for the program.

(4) A listing of any contract, sale, or sub-license entered into by Licensee for the program giving the names and addresses of all third parties to whom such program has been sold or sub-licensed by Licensee.

12. TERM. Subject to Paragraph 10, the Term of this Agreement shall commence on the execution of this Agreement and continue for an initial term of five (5) years.

13. REPRESENTATION. It is expressly agreed and understood that neither party hereto is the agent or legal representative of the other and neither party has the authority, express or implied to bind the other or pledge its credit. This Agreement does not create a partnership or joint venture between the two parties.

14. FORCE MAJEURE. It is understood and agreed that in the event of an act of the government, war, terrorism, fire, floor or other natural disaster, or labor or manufacturing strikes which prevent the performance of this Agreement, such nonperformance will not be considered a breach of this Agreement, and such nonperformance shall be excused while, but not longer than, the conditions described herein prevail. The period of Force Majeure shall not exceed twelve (12) months.

15. NOTICES. All notices, whenever required in this Agreement, will be in writing and sent by certified mail, return receipt requested to the addresses designated as the principal offices of the parties. Notices will be deemed to have been given two business days following mailing. A copy of all other notices to Licensor shall be sent via regular mail to Scores Holding Company, Inc., 533-535 West 27th Street, New York, New York 10001, attention: Howard Rosenbluth as Chief Financial Officer and a copy of all notices to Licensee shall be sent via regular mail to Burhill, LLC, 617 Eleventh Avenue, New York, New York 10036, attention Robert Gans as President.

16. CONTROLLING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, United States of America and jurisdiction over the parties and subject matter over any controversy arising hereunder shall be in the Courts of the State of New York or the Federal Courts therein. Both parties hereby irrevocably consent to said jurisdiction and venue. Any and all lawsuits commenced by either party to enforce any obligations under this Agreement shall be commenced only in courts located in New York County.

17. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigned, but neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by Licensee without the prior written consent of Licensor, and any attempts to do so without the consent of Licensor shall be void and of no effect.

18. ENTIRE AGREEMENT. This writing constitutes the entire agreement and understanding between the parties. No other oral or written agreements or representations exist or are being relied upon by either party, all being merged herein. Any modifications or additions hereto must be made in writing and signed by both parties.

19. MISCELLANEOUS.

(a) The paragraph headings used herein are for reference purposes only and do not effect the meaning or interpretation of this Agreement. If any provisions of this Agreement are for any reason declared to be invalid or illegal, the remaining provisions shall not be affected thereby.

(b) The failure of either party to enforce any or all of its rights hereunder as they accrue shall not be deemed a waiver of those rights, all of which are expressly reserved.

(c) This Agreement may be executed in more than one counterpart, all of which shall be deemed to be originals.

20. SECURITY INTEREST.

(a) In order to induce Licensor to enter into this Agreement and to secure the complete and timely performance of Licensee's obligations hereunder, Licensee hereby grants to Licensor a security interest in the license granted under this Agreement as well as Licensee's receivables in connection therewith. In the event Licensee defaults under this license and Agreement, Licensor may enforce against Licensee all the rights and remedies of a secured creditor upon default under all applicable laws. In the event Licensee files for bankruptcy under the U.S. Bankruptcy Laws, Licensor may enforce all rights and remedies of a secured creditor under the U.S. Bankruptcy Code.

(b) Licensee agrees to execute any and all documents necessary to perfect Licensor's security interest in this license including, but not limited to, Financing Statement Form UCC-1 and any other security agreements and financing statements evidencing said security interests in such form as may be recorded and perfected according to the Laws of the State of New York and the U.S. Patent and Trademark Office.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SCORES HOLDING COMPANY INC.

By: Howard Rosenbluth
Howard Rosenbluth
As: Chief Financial Officer

BURHILL LLC

By: [signature]
Robert Gans
As: President